                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 30, 2001
                        (date of earliest event reported)

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)

                               Delaware 31-0791746
       (State or other jurisdiction of (IRS Employer Identification No.)
                         incorporation or organization)

          2600 Chemed Center, 255 East 5th Street, Cincinnati, OH 45202
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (513) 762-6900

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ITEM 5.     OTHER EVENTS

                  On November 30, 2001, Chemed Corporation ("Company")
announced that its Board of Directors approved a restructuring plan that will result in an aftertax charge in the fourth quarter of approximately $15 to $18 million.  Elements of the
restructuring plan include reducing corporate headquarters and other personnel; exiting underperforming heating, ventilating, and air-conditioning (HVAC) businesses and non-Roto-Rooter-
branded plumbing operations; restructuring the Company's long-
term debt arrangements and writing down nonperforming assets and intangibles.

ITEM 7.     EXHIBIT

            (C)  Exhibit,
                 99.1  Press release dated November 30, 2001.

                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHEMED CORPORATION

Dated:   December 3, 2001                     BY:  Arthur V. Tucker, Jr.
-------------------------                     -----------------------------
                                              Arthur V. Tucker, Jr.
                                              Vice President and Controller

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